Exhibit 8.1

SIMPSON THACHER & BARTLETT LLP

2475 HANOVER STREET

PALO ALTO, CA 94304

(650) 251-5000

FACSIMILE (650) 251-5002

March 6, 2015

Oaktree Capital Group, LLC

333 South Grand Avenue, 28th Floor

Los Angeles, California 90071

Ladies and Gentlemen:

We have acted as counsel to Oaktree Capital Group, LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-188596) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer (the “Offering”) and sale thereunder by the Company of an aggregate of up to 4,600,000 Class A units representing limited liability company interests in the Company, as described in the Company’s prospectus supplement dated March 2, 2015 relating to the Offering, filed by the Company with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (the “Prospectus Supplement”).

We have examined (i) the Registration Statement, (ii) the Third Amended and Restated Operating Agreement of the Company, dated August 31, 2011, and the Amendment thereto, dated as of March 29, 2012 (collectively, the “Partnership Agreement”), (iii) the Amended and Restated Limited Partnership Agreement of Oaktree Capital I, L.P., dated May 25, 2007, (iv) the Amended and Restated Limited Partnership Agreement of Oaktree Capital II, L.P., dated May 25, 2007, (v) the Second Amended and Restated Limited Partnership Agreement of Oaktree Investment Holdings, L.P., dated May 25, 2011, (vi) the Limited Partnership Agreement of Oaktree Capital Management, L.P., dated May 25, 2007, (vii) the Amended and Restated Limited Partnership Agreement of Oaktree Capital Management (Cayman), L.P., dated May 25, 2007, (viii) the Second Amended and Restated Limited Partnership Agreement of Oaktree AIF Investments, L.P., dated October 29, 2008, and (ix) the representation letter of the Company and Oaktree Capital Group Holdings GP, LLC delivered to us for purposes of this opinion (the “Representation Letter”). We have also examined originals or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. As to matters of fact material to this opinion, we have relied upon certificates and comparable documents of public officials and of officers and representatives of the Company.

NEW YORK     BEIJING     HONG KONG     HOUSTON     LONDON     LOS ANGELES     SÃO PAULO     SEOUL     TOKYO     WASHINGTON, D.C.

Oaktree Capital Group, LLC	-2-	MARCH 6, 2015

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have further assumed that any documents will be executed by the parties in the forms provided to and reviewed by us and that the representations made by the Company and Oaktree Capital Group Holdings GP, LLC in the Representation Letter are true, complete and correct and will remain true, complete and correct at all times.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Tax Considerations” (including the information under the caption “Update to Material U.S. Federal Tax Considerations” in the Prospectus Supplement), insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the ownership and disposition of the Company’s Class A units.

We do not express any opinion herein concerning any law other than the federal tax law of the United States.

We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission, to the incorporation by reference of this opinion into the Registration Statement and to the references to our firm under the headings “Material U.S. Federal Tax Considerations” and “Legal Matters” in the Registration Statement and “Legal Matters” in the Prospectus Supplement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP